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                                 EXHIBIT 23 (B)

                        CONSENT OF DELOITTE & TOUCHE LLP
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                         INDEPENDENT AUDITORS' CONSENT




         We consent to the use in this Registration Statement of Denbury Resources Inc. on Form S-1 of our report dated May 22, 1996 (June 21, 1996 as to Note 1) on the statements of revenues and direct operating expenses attributable to certain oil and gas properties (Amerada Hess Properties) acquired by Denbury Resources Inc. for the years ended December 31, 1995, 1994 and 1993, appearing in the Prospectus.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP



Dallas, Texas
September 12, 1996